Exhibit 99.1

Chase Park Plaza

St. Louis, MO

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Commentary & Highlights

Portfolio Update

•

The REIT’s portfolio is comprised of 22 investments. Of those, eight are stabilized assets with occupancy levels above 90%, including GrandMarc at Westberry Place, a student housing property, located adjacent to Texas Christian University in Fort Worth, Texas, which was 92% pre-leased for the 2009–2010 school year.

•

We are making significant progress with the redevelopment of the residential tower of Chase Park Plaza in St. Louis, Missouri. The residential tower condominium units have been well received by the local market, with the private resident sales (31 condominium units sold, 16 under contract, and five reserved) now representing 60% of the total units. Although condominium sales have been strong, the hotel has experienced softening of revenues in 2009 due to the continued economic downturn and the local employment impact of the corporate mergers of Anheuser-Busch/InBev and Wells Fargo/Wachovia.

Financial Statements

•	Total revenue was $45 million during the first six months of 2009, as compared to $29.6 million during the first six months of 2008. The increase in revenues is primarily due to:

	•	Condominium sales of $11.9 million for the first six months of 2009 as compared to no condominium sales as of June 30, 2008

•

An increase of $2 million related to Alexan Black Mountain and Alexan Voss. Alexan Black Mountain was fully operational for only four of the six months ended June 30, 2008 while Alexan Voss was not operational during the same period in 2008.

	•	Rental revenue of $1.7 million from Crossroads, which was acquired in June 2008

•

An increase in rental revenue of $0.9 million from Northborough Tower, which was acquired on February 26, 2008, and therefore, contributed only four months of revenue to the six months ended June 30, 2009

•	Modified funds from operations (MFFO) was $3 million during the first six months of 2009, as compared to $6.6 million during the first six months of 2008. The decrease in MFFO is primarily due to:

•

An increase in property operating expenses due to costs incurred by Crossroads, acquired in June 2008, and Northborough Tower, acquired in late February 2008, totaling $1 million as well as $0.7 million of costs at Alexan Voss, which was not operational during the first six months of 2008

•

Additional general and administrative expenses of $1.2 million for expenses incurred by our advisor for services provided to us, increased directors’ and officers’ insurance premiums, and various corporate activities

	•	An increase of $1.1 million in real estate taxes

	•	A decrease of $0.7 million in property advertising expenses

Some numbers have been rounded for presentation purposes.

Capital and Credit Market Update

•                  Although management expects that the current volatility in the capital markets will continue, we believe that the strong relationships with our lenders will help ensure that opportunities for securing and extending credit remain available.

•                  We successfully extended the loan for our Becket House investment for an additional 24 months. We are also working to extend or replace the construction loans before year-end for the following projects: Alexan Black Mountain in Las Vegas, Nevada, which was 99.5% leased as of June 30, 2009; GrandMarc at The Corner in Charlottesville, Virginia, which was 97.5% leased as of June 30, 2009; and our Frisco Square land loan.

This quarterly report summary contains forward-looking statements relating to Behringer Harvard Opportunity REIT I, Inc. that are based on our current expectations, and are not guarantees of future results. Actual results may differ materially from these forward-looking statements because of various factors, including those described in the Risk Factors section of Behringer Harvard Opportunity REIT I, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements in this quarterly report speak only as of its publication date, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2009, and December 31, 2008, our unaudited, consolidated results for the three and six month periods ended June 30, 2009 and June 30, 2008 and cash flows for the six month periods ended June 30, 2009 and June 30, 2008. A copy of the Company’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, or behringerharvard.com, or by written request to the Company at its corporate headquarters.

Consolidated Statements of Operations

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands, except per share amounts, unaudited)	Jun. 30, 2009	Jun. 30, 2008	Jun. 30, 2009	Jun. 30, 2008

Revenues
Rental revenue	$15,755	$14,172	$31,581	$26,385
Hotel revenue	674	1,234	1,498	3,195
Condominium sales	8,109	—	11,929	—
Total revenues	24,538	15,406	45,008	29,580

Expenses
Property operating expenses	6,653	5,823	13,158	11,349
Cost of condominium sales	8,178	—	12,020	—
Interest expense	4,057	2,676	8,191	4,947
Real estate taxes	2,125	1,786	4,435	3,331
Impairment charge	2,732	—	2,732	—
Property management fees	599	684	1,199	1,198
Asset management fees	1,441	1,011	2,779	1,943
General and administrative	1,668	905	2,984	1,822
Advertising costs	217	630	399	1,145
Depreciation and amortization	7,251	6,112	15,014	11,767
Total expenses	34,921	19,627	62,911	37,502

Interest income	36	554	79	1,535

Loss before income taxes and equity in losses of unconsolidated joint ventures	(10,347)	(3,667)	(17,824)	(6,387)
Provision for income taxes	(47)	(52)	(98)	(99)
Equity in losses of unconsolidated joint ventures	(1,456)	(671)	(1,581)	(1,531)
Net loss	(11,850)	(4,390)	(19,053)	(8,017)

Add: Net loss attributable to the noncontrolling interest	2,756	1,466	5,077	2,916
Net loss attributable to Behringer Harvard Opportunity REIT I, Inc.	$(9,094)	$(2,924)	$(14,426)	$(5,101)

Weighted average shares outstanding
Basic and diluted	55,211	54,474	55,122	54,344

Loss per share
Basic and diluted	$(0.16)	$(0.05)	$(0.27)	$(0.09)

Consolidated Balance Sheets

(in thousands, except share amounts, unaudited)	Jun. 30, 2009	Dec. 31, 2008

Assets
Real estate
Land and improvements, net	$131,345	$131,028
Buildings and improvements, net	416,802	416,821
Real estate under development	18,229	17,306
Total real estate	566,376	565,155

Condominium inventory	88,310	94,723
Cash and cash equivalents	18,083	25,260
Restricted cash	6,163	4,134
Accounts receivable, net	16,643	14,946
Prepaid expenses and other assets	3,072	3,550
Leasehold interests, net	23,796	23,160
Investments in unconsolidated joint ventures	62,990	62,316
Furniture, fixtures and equipment, net	13,083	13,932
Deferred financing fees, net	5,115	6,407
Notes receivable	41,626	36,542
Lease intangibles, net	25,011	28,303
Other intangibles, net	8,686	9,025
Receivables from related parties	1,544	3,413
Total assets	$880,498	$890,866

Liabilities and equity
Notes payable	$433,240	$416,179
Accounts payable	3,425	6,073
Payables to related parties	1,415	1,643
Acquired below-market leases, net	14,967	17,567
Accrued and other liabilities	23,190	26,037
Total liabilities	476,237	467,499

Commitments and contingencies

Equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 55,190,612 and 54,836,985 shares issued and outstanding at June 30, 2009, and December 31, 2008, respectively	6	5
Additional paid-in capital	492,464	489,139
Accumulated distributions and net loss	(84,581)	(66,085)
Accumulated other comprehensive loss	(4,678)	(5,194)
Total Behringer Harvard Opportunity REIT I, Inc. stockholders’ equity	403,211	(417,865)
Noncontrolling interest	1,050	5,502
Total equity	404,261	423,367

Total liabilities and equity	$880,498	$890,866

These forward-looking statements are subject to various risks and uncertainties, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, and our subsequent quarterly reports that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Consolidated Statements of Cash Flows

	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2009	Jun. 30, 2008

Cash flows from operating activities
Net loss	$(19,503)	$(8,017)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities
Depreciation and amortization	12,697	9,438
Amortization of deferred financing fees	1,609	797
Impairment charge	2,732	—
Equity in losses of unconsolidated joint ventures	1,581	1,531
Gain on derivatives	(306)	—
Unrealized loss on derivatives	—	91
Change in accounts receivable	(1,640)	(2,864)
Change in condominium inventory	6,021	(16,408)
Change in prepaid expenses and other assets	531	(700)
Change in accounts payable	(1,049)	309
Change in accrued and other liabilities	1,828	2,584
Change in payables to related parties	1,642	(568)
Addition of lease intangibles	(868)	(1,060)
Cash provided by (used in) operating activities	5,275	(14,867)

Cash flows from investing activities
Escrow deposits and pre-acquisition costs on real estate to be acquired	—	(857)
Purchases of real estate properties	—	(45,708)
Investment in unconsolidated joint ventures	(2,256)	(1,594)
Capital expenditures for real estate under development	(8,827)	(20,934)
Capital expenditures for real estate under development of consolidated borrowers	(583)	(21,239)
Additions of property and equipment	(5,032)	(3,333)
Change in restricted cash	(2,027)	(3,757)
Investment in notes receivable	(5,084)	(11,682)
Distributions from unconsolidated joint venture	—	696
Fees paid to related party for mezzanine loan arrangements	—	(1,795)
Cash used in investing activities	(23,809)	(110,203)

Cash flows from financing activities
Financing costs	(470)	(1,456)
Proceeds from notes payable	16,437	57,811
Proceeds from mortgages of consolidated borrowers	1,700	18,415
Net borrowings on senior secured revolving credit facility	8,600	—
Payments on notes payable	(11,674)	(79)
Redemptions of common stock	(724)	(2,011)
Distributions	(1,419)	(1,955)
Contributions from noncontrolling interest holders	1,339	1,024
Distributions to noncontrolling interest holders	(250)	(176)
Change in payables to related parties	—	(328)
Cash provided by financing activities	13,539	71,245

Effect of exchange rate changes on cash and cash equivalents	(2,182)	(18)
Net change in cash and cash equivalents	(7,177)	(53,843)
Cash and cash equivalents at beginning of the period	25,260	78,498
Cash and cash equivalents at end of the period	$18,083	$24,655

Funds From Operations and Modified Funds From Operations Reconciliation

(in thousands)	3 mos. ended Jun. 30, 2009	3 mos. ended Jun. 30, 2008	6 mos. ended Jun. 30, 2009	6 mos. ended Jun. 30, 2008

Net loss	$(11,850)	$(4,390)	$(19,503)	$(8,017)
Net loss attributable to noncontrolling interest	2,756	1,466	5,077	2,916

Adjustments for
Real estate depreciation(1)	6,483	4,384	12,797	8,384
Real estate amortization(1)	1,998	2,244	4,637	4,408
Noncontrolling interest share of above adjustments(2)	(1,022)	(494)	(2,022)	(1,052)
Funds from operations (FFO)(2)	(1,635)	3,210	986	6,639

Other adjustments
Impairment charge	2,732	—	2,732	—
(Gain) loss on derivatives not designated as hedging instruments	(575)	—	(754)	—
Modified funds from operations (MFFO)(3)	522	3,210	2,964	6,639

GAAP weighted average shares
Basic and diluted	55,211	54,474	55,122	54,344

MFFO per share	0.01	0.06	0.05	0.12

(1)

This represents the depreciation and amortization expense of the properties we consolidated and our share of depreciation and amortization expense of the properties we account for under the equity method of accounting. The expenses of our unconsolidated interests are reflected in our equity in earnings of investments.

(2)

FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, and subsidiaries. FFO should not be considered as an alternative to net income, as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

(3)

In addition to FFO, we use modified funds from operations (MFFO), which excludes from FFO impairment charges, adjustments to fair value for derivatives not qualifying for hedge accounting and acquisition-related costs, to further evaluate our operating performance. MFFO should not be considered as an alternative to net income (loss), or an indication of our liquidity. It is not indicative of funds available to fund our cash needs, including our ability to make distributions, and should be reviewed in connection with other GAAP measurements.

PRESORTED
15601 Dallas Parkway, Suite 600	STANDARD
Addison, TX 75001	U.S. POSTAGE PAID
ADDISON, TX
Date Published 09/09 • IN • 403500	PERMIT NO. 36
© 2009 Behringer Harvard